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                                                                     EXHIBIT 4.4

                                 RESTATED BYLAWS

                                       OF

                      HEALTHTRONICS SURGICAL SERVICES, INC.

                (CHANGING TIME FOR ANNUAL SHAREHOLDERS' MEETING)


                                   ARTICLE ONE

                                  CAPITAL STOCK

         1.1 Certificates. The Board of Directors ("Board of Directors" or "Board") of HealthTronics, Inc. (the "Corporation") may authorize the issuance of some or all of the shares of any of the Corporation's classes or series without issuing certificates to represent such shares. When shares are represented by certificates, at a minimum, each share certificate shall state on its face:

                  (1) the name of the Corporation and that the Corporation is organized under the laws of Georgia;

                  (2)      the name of the person to whom the shares are issued;
and

                  (3) the number and class of shares and the designation of the series, if any, that the certificate represents. Share certificates shall be numbered in the order in which they are issued, kept in a stock transfer book, and issued in consecutive order therefrom. Share certificates shall be signed by the President.

         When shares are not represented by certificates within a reasonable time after the issue or transfer of such shares, the Corporation shall send the shareholder to whom such shares have been issued a written statement of the information required to be on certificates, as specified above.

         1.2 Transfers. Transfers of shares shall be made on the stock book of the Corporation by the holder, in person or by power of attorney, on surrender of the duly assigned certificate representing such shares (if the shares are represented by a certificate). If the shares are not represented by a certificate, then the transferee shall provide the Corporation a written statement of the information required to be on certificates, as specified in
Section 1.1 of these bylaws.

         1.3 Voting Rights. Each outstanding share, regardless of class, shall be entitled to one vote, except as provided in subsections (b) and (c) of O.C.G.A. ss. 14-2-721 (GCA ss. 22-721) of the Georgia Business Corporation Code (the "Code") or unless otherwise provided in the articles of incorporation.



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                                   ARTICLE TWO

                             SHAREHOLDERS' MEETINGS

         2.1 Date of Annual Meeting. The annual meeting for the shareholders of the Corporation shall occur during the first or second fiscal quarter of each year, at a time designated by the Board.

         2.2 Place, Time and Notice of Annual and Special Meetings. Annual or special meetings of shareholders may be held within or without the State of Georgia at such place and time as the Board of Directors may from time to time fix or as may be specified in the notice of said meeting, upon no fewer than ten nor more than sixty days notice either mailed to the last known address of each shareholder or personally given to each shareholder.

         2.3 Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the President or by any holder or holders of at least 25% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called.

         2.4 Waiver of Notice. A shareholder may waive any notice required by the Code, articles of incorporation or these bylaws before or after the date and time of the required notice. The waiver must be in writing, signed by the shareholder entitled to notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. No such waiver of notice of a shareholders' meeting with respect to an amendment of the articles of incorporation pursuant to O.C.G.A. ss. 14-2-1003, a plan of merger or share exchange pursuant to O.C.G.A. ss. 14-2-1103, a sale of assets pursuant to O.C.G.A. ss. 14-2-1202 or any other action which would entitle the shareholder to dissent pursuant to O.C.G.A. ss. 14-2-1302 shall be effective unless the provisions of paragraphs (1) or (2) of subsection (c) of O.C.G.A. ss. 14-2-706 are followed. Attendance at a meeting waives objection (1) to notice or defective notice of a meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (2) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         2.5 Quorum and Action of Shareholders. At all meetings of the shareholders, a majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group for action on that matter, unless the articles of incorporation, or a provision of these bylaws approved by the shareholders, or the Code provides otherwise. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Code, the articles of incorporation, or a provision of these bylaws adopted by the shareholders under O.C.G.A. ss. 14-2-1021 requires a greater number of affirmative votes.


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         2.6      Adjournment of Meeting. The holders of a majority of the
voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

         2.7 Action Without a Meeting. Any action required or permitted by the Code to be taken at a shareholders' meeting may be taken without a meeting if all the shareholders entitled to vote on such action, or the appropriate percentage of shareholders designated in the articles of incorporation, sign one or more written consents describing the action taken and the consents are delivered to the Corporation for inclusion in the minutes or filing with the corporate records. No such written consent shall be valid unless the provisions of O.C.G.A. ss. 14-2-704(b) (GCA ss. 22-704) are followed.

                                  ARTICLE THREE

                                    DIRECTORS

         3.1 Corporate Power and Authority. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors, subject to any limitation set forth in the articles of incorporation, bylaws approved by the shareholders, or lawful agreements among the shareholders.

         3.2 Number and Terms. The Board of Directors shall consist of not less that five (5) nor more than nine (9) members. The Board of Directors shall have the authority to appoint board members to vacant board positions to fill unexpired terms. The terms of all directors shall expire at the annual shareholders' meeting two years following a director's election and until a qualified successor shall be elected or until such director's death, resignation, incapacity to serve, or removal. Directors need not be shareholders.

         3.3 Quorum and Action. A Majority of the directors shall constitute a quorum for the transaction of business unless the Code, the articles of incorporation, or a provision of these bylaws authorizes a greater number. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present at a meeting is the act of the Board, unless the articles of incorporation or a provision of these bylaws require the vote of a greater number of directors.

         3.4 Vacancies. Unless the article of incorporation or a provision of these bylaws approved by the shareholders provides otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the Board of Directors may fill the vacancy, whichever group shall act first. If the directors remaining in office do not constitute a quorum of the Board, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

         3.5 Notice, Waiver of Notice. The directors shall meet annually, without notice required of the date, time, place or purpose of the meeting, at the same place as and following the annual meeting of the shareholders. Special meeting of the directors may be called at any time by the President or by any two directors, on at least two days' notice, which notice shall specify the date, time, and place of the meeting. The notice need not state the purpose of the special meeting. A director may waive any notice required by the Code, the articles of incorporation, or these bylaws before or after


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the date and time of the required notice. The waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate record. A director's attendance at or participation in a meeting waives any required notice unless the director at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         3.6 Action Without Meeting. Unless the article of incorporation or a provision of these bylaws provided otherwise, any action required or permitted by the Code to be taken at a Board of Directors' meeting may be taken without a meeting, if the action is taken by all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

         3.7 Removal by Shareholders. The shareholders may remove one or more directors from office, with or without cause, by a majority of the votes entitled to be cast unless the articles of incorporation or a provision of these bylaws adopted by the shareholders provides otherwise.

                                  ARTICLE FOUR

                                    OFFICERS

         4.1 Officers. The officers of the Corporation may consist of a President, a Secretary, and a Treasurer. The officers shall be appointed by the directors or by any duly appointed officer who is designated by the Board to appoint one or more officers or assistant officers.

         4.2 President. The President shall be the chief executive officer of the Corporation and shall have general and active management of the operation of the Corporation. The President shall be responsible for the administration of the Corporation, including general supervision of the policies of the Corporation, general and active management of the financial affairs of the Corporation, and shall execute bonds, mortgages, or other contracts under the seal of the Corporation. The President shall perform such other duties and have such other powers as the Board of Directors may from time to time delegate.

         4.3 Secretary. The Secretary shall keep minutes of all meetings of the shareholders and directors and have charge of the minute books, stock books, and seal of the Corporation, shall authenticate all documents, as needed, and shall perform such other duties, and have such other powers as the President or the Board of Directors may form time to time delegate.

         4.4 Treasurer. The Treasurer shall be charged with the management of the financial affairs of the Corporation and shall have the power to recommend to the President action concerning the Corporation's affairs.

         4.5 Assistant Officers. Assistants to the Secretary and Treasurer or other officers may be appointed by the President or other duly designated officer, and shall have such duties as the President or other duly designated officer or the Board of Directors shall delegate.

         4.6 Vice Presidents. The Corporation may have one or more Vice Presidents, appointed by the Board of Directors, or other duly designated


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officer, who shall perform such duties as the President or the Board of
Directors may delegate.

         4.7 Disallowed Payments. Any payment made to an officer of the Corporation such as commission, bonus, interest, rent, or entertainment expense incurred by such officer, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment by the officer of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from future compensation payments until the amount owed to the Corporation has been recovered.

         4.8 Removal. The Board of Directors may remove any officer at any time, with or without cause.

                                  ARTICLE FIVE

                                      SEAL

         The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the Corporation followed by the word "Seal" enclosed in parentheses or scroll, shall be deemed the seal of the Corporation. The seal shall be in the custody of the Secretary and affixed by the Secretary or by the Secretary's assistants on the certificates of stock and other appropriate papers.

                                   ARTICLE SIX

                                   AMENDMENTS

         (a) Unless the articles of incorporation or the Code provides otherwise, or the shareholders in amending or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal that bylaw, the Board of Directors may amend the bylaws if the voting requirements provided in Section 3.3 of these bylaws are satisfied, except as provided below. The shareholders also may amend or repeal the Corporation's bylaws or adopt new bylaws if the voting requirements in Section 2.5 of these bylaws are satisfied. Unless the articles of incorporation or a provision of these bylaws provides otherwise, a bylaw that fixes a greater quorum or voting requirement for the Board of Directors may be adopted, amended, or repealed by the shareholders only by the affirmative vote of a majority of the votes entitled to be cast or only by a majority of the entire Board of Directors. A bylaw adopted or amended by the shareholders that fixes a greater quorum or voting requirement for the Board of Directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the Board of Directors.

         (b) Any provision of these bylaws limiting the authority of the Board of Directors, establishing staggered terms for directors, or fixing a greater quorum or voting requirement for shareholders (except as provided in O.C.G.A ss.ss. 14-2-1113 (GCA ss. 22-1113) or 14-2-1133 (GCA ss. 22-1133)) shall be adopted, amended or repealed only by the shareholders. The shareholders may provide by resolution that any bylaw provision repealed or amended by them may not be repealed or amended by the Board of Directors.

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         I hereby certify that the foregoing is a true and correct copy of the bylaws of HealthTronics, Inc. duly adopted by the Board of Directors of the Corporation on the 19th day of April, 2001.




                                                    /s/ Scott A. Cochran
                                                    ----------------------------
                                                    SCOTT A. COCHRAN, Secretary